Exhibit 23

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.
Huntersville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-121958, 333-121959, 333-144072, 333-144474, 333-144475, 333-151470, 333-156998, 333-157316, 333-169179, 333-169180, 333-175437, 333-192913, 333-197189 and 333-197190) of Lime Energy Co. of our report dated March 31, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
March 31, 2015